RIGGS NATIONAL CORPORATION
Limited Power of Attorney for
Section 16 Reporting Obligations


Know by all these present, that the undersigned hereby makes, constitutes and appoints each of Joseph M. Cahill, General Counsel of Riggs National Corporation, a Delaware corporation (Riggs), and Mary B. LeMont, Corporate Secretary of Riggs, each acting individually, as the undersigneds true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1)	prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5
(including any and all amendments thereto) relating to the securities of Riggs with the U.S. Securities and Exchange Commission, any national securities exchanges and Riggs, as considered necessary and advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time
(the Exchange Act);

2)	seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in Riggs securities from any third party, including brokers, employee benefit plan administrators and trustees; the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies such release of information; and

3)	perform any and all other acts which, in the discretion of such attorney-in-fact, are necessary or advisable on behalf of the undersigned in connection with the foregoing.

The undersigned understands and acknowledges that:

1)	this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

2)	any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in the form and will contain the information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or advisable;

3)	neither Riggs nor the attorneys-in-fact assumes (i) any liability for the undersigneds responsibility to comply with the requirements of the Exchange Act; (ii) any liability for the undersigneds failure to comply with such requirements; or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

4)	this Power of Attorney does not relieve the undersigned in any manner from his or her responsibility for compliance with the undersigneds obligations under the Exchange Act; including, without limitation, the reporting obligations under Section 16(a) of the Exchange Act.

The undersigned hereby gives and grants unto each of the foregoing attorneys-in-fact the full power and authority to do and perform each and every act necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, and the undersigned hereby ratifies all that each such attorney-in-fact shall lawfully do or cause to be done for and on behalf of the undersigned by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of June, 2004.


				Signature:  /s/____________________

				Print Name:  _Anthony P. Terracciano__
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Acknowledgment

State of New Jersey					)
						)
County of: Morris

On this 11th day of June, 2004, Anthony P. Terracciano personally appeared before me and acknowledged that he/she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


			/s/ _____________________
			Notary Public
[Notarial Seal]
			My Commission Expires: 8/7/2005
			Marie C. Carlone
			Notary Public of New Jersey
			My Commisson expires Aug 7, 2005

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